Exhibit 10.7

AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

This amendment is dated January 6, 2010 and is between Keith Kinsey (“Executive”) and Noodles & Company (“Company”).  The Executive and the Company are parties to an Executive Employment Agreement dated June 25, 2007 (the “Employment Agreement”).  The Executive and the Company desire to amend the Employment Agreement to correct scrivener’s errors.

AMENDMENT

Executive and the Company agree that the Employment Agreement shall be amended as follows:

1.              Section 2.b. shall be amended to delete “100%” and substitute therefore “75%”.

2.              Section 6.c.ii.A. shall be amended to delete the words “President and Chief Executive Officer” and substitute therefor the words “Chief Financial Officer and Chief Operating Officer.”

3.              Section 6.c.ii.B. shall be amended to delete the words “President and Chief Executive Officer” and to substitute therefor the words “Chief Financial Officer and Chief Operating Officer.”

The Employment Agreement shall remain in full force and effect in accordance with its terms, as so amended.

Executive:

/s/ Keith Kinsey
Keith Kinsey

Company:
NOODLES & COMPANY

By:	/s/ Kevin Reddy
Kevin Reddy
President and Chief Executive Officer